                                                                    EXHIBIT 99.1


                      [INVESTORSBANCORP, INC. LETTERHEAD]



                                  April 6, 1999





Dear Shareholder:

         On behalf of the Board of Directors and management of InvestorsBancorp, Inc., we cordially invite you to attend the Annual Meeting of Shareholders of InvestorsBancorp Inc., to be held at 5:00 p.m. on Thursday, May 6, 1999, in the South Grand Ballroom of the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement discuss the business to be conducted at the meeting. A copy of the Company's Form 10-KSB is also in this booklet. At the meeting we shall report on Company operations and the outlook for the year ahead.

         Your Board of Directors has nominated two persons to serve as Class II directors, each of whom are incumbent directors. The Company's Board of Directors has selected and recommends that you ratify the appointment of Virchow, Krause & Company LLP (the successor firm to Conley, McDonald LLP) to continue as the Company's independent public accountants for the year ending December 31, 1999.

         We recommend that you vote your shares for the director nominees and in favor of the proposal.

         We encourage you to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, HOWEVER, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will ensure that your shares are represented at the meeting.

          We look forward with pleasure to seeing and visiting with you at the meeting.

                                         Very truly yours,

                                         INVESTORSBANCORP, INC.



                                         George R. Schonath
                                         President and Chief Executive Officer

                      [INVESTORSBANCORP, INC. LETTERHEAD]






                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 6, 1999
                    ----------------------------------------


TO THE HOLDERS OF COMMON STOCK OF INVESTORSBANCORP, INC.

         Notice is hereby given that the Annual Meeting of Shareholders of InvestorsBancorp, Inc. (the "Company"), will be held in the South Grand Ballroom of the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin, on Thursday, May 6, 1999 at 5:00 p.m., for the purpose of considering and voting upon the following matters:

         1.       the election of two (2) Class II directors of the Company.

         2. the ratification of the appointment of Virchow, Krause & Company LLP as auditors for the Company for the fiscal year ending December 31, 1999.

         3. the transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Board of Directors is not aware of any other business to come before the meeting. Shareholders of record at the close of business on March 22, 1999, are the shareholders entitled to vote at the meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors



                                          George R. Schonath
                                          President and Chief Executive Officer


Pewaukee, Wisconsin
April 6, 1999


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                             INVESTORSBANCORP, INC.




                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of InvestorsBancorp, Inc. (the "Company") of proxies to be used at the meeting which will be held in the South Grand Ballroom of the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin, on Thursday, May 6, 1999 at 5:00 p.m., and all adjournments or postponements of the meeting. The Proxy Statement and the accompanying Notice of Meeting and Proxy are first being mailed to holders of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") on or about April 6, 1999. Certain of the information in the Proxy Statement relates to InvestorsBank, a Wisconsin chartered bank located in Pewaukee, Wisconsin (the "Bank"), the wholly owned subsidiary of the Company.

VOTING RIGHTS AND PROXY INFORMATION

         All shares of Common Stock represented at the meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals set forth in this Proxy Statement. A majority of the shares of the Common Stock, present in person or represented by proxy and entitled to vote, shall constitute a quorum for purposes of the meeting. Abstentions and broker non- votes will be counted for purposes of determining a quorum.

         Only holders of record of the Common Stock at the close of business on March 22, 1999 will be entitled to vote at the meeting and at all adjournments or postponements of the meeting. On March 22, 1999, the Company had 1,000,000 shares of Common Stock outstanding. Directors are elected by a plurality of the votes cast in person or by proxy with a quorum present. For all other matters, the affirmative vote of a majority of the votes cast in person or by proxy with a quorum present shall constitute shareholder approval. Abstentions and broker "non-votes" will be considered in determining the presence of a quorum but will not affect the vote required for approval of the election of directors or any proposal.

         The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the meeting. If any other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         The Board of Directors would like to have all shareholders represented at the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) duly executing and delivering to the Secretary of the Company a later dated proxy relating to the same shares prior to the exercise of such proxy, (ii) filing with the Secretary of the Company at or before the meeting a written notice of revocation bearing a later date than the proxy, or (iii) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Mr. Jon McGlocklin, Secretary, at W239 N1700 Busse Road, P.O. Box 190, Pewaukee, Wisconsin 53072.

                              ELECTION OF DIRECTORS

         At the Annual Meeting of the Shareholders to be held on Thursday, May 6, 1999, the shareholders will be entitled to elect two (2) Class II directors for a term expiring in 2002. The directors of the Company are divided into three classes having staggered terms of three years. Both of the nominees for election as Class II directors are incumbent directors. The Company has no knowledge that either of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

         Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years. The nominees, if elected at the Annual Meeting of Shareholders, will serve as Class II directors for three year terms expiring in 2002. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.


                                 NOMINEES

                                                                DIRECTOR OF THE
                         PRESENT POSITION WITH THE              COMPANY OR THE
NAME AND AGE             COMPANY AND THE BANK                   BANK SINCE
------------             -------------------------              ---------------

CLASS II
--------
(Term Expires 2002)
Salvatore L. Bando       Director of the Company and the             1997
(Age 54)                 Bank

Terry L. Mather          Director of the Company and the             1997
(Age 56)                 Bank

                           CONTINUING DIRECTORS
CLASS III
(Term Expires 2000)
Donald E. Sydow          Director of the Company and the             1997
(Age 63)                 Bank

CLASS I
(Term Expires 2001)
George R. Schonath       Director, President and Chief               1997
(Age 57)                 Executive Officer of the Company
                         and the Bank

Jon McGlocklin           Director, Senior Vice President and         1997
(Age 55)                 Secretary of the Company and
                         Director and Senior Vice President
                         of the Bank



         All of the Company's directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between the Company and any other person pursuant to which any of the Company's directors have been selected for their respective positions.

BIOGRAPHICAL DATA

         The principal occupation of each director is set forth below. Each director has held his present position for at least five years unless otherwise indicated.

         SALVATORE L. BANDO has served as Senior Vice President of the Baseball Operations for the Milwaukee Brewers since 1991. Mr. Bando also served as a director of Bando McGlocklin Capital Corporation, a real estate investment trust located in Pewaukee, Wisconsin ("BMCC"), from 1980 until 1997, and was an officer of that company from 1980 until 1991.

         TERRY L. MATHER has been a partner of Critical Solutions, Inc., a business consulting firm headquartered in Milwaukee, Wisconsin, since 1992.

         JON MCGLOCKLIN has been a Senior Vice President of the Company and the Bank since they were established in 1997. He has also served as President of Healy Manufacturing, Inc., Menomonee Falls, Wisconsin, since 1997, and as an announcer for the Milwaukee Bucks since 1976. In July, 1997, Mr. McGlocklin was appointed Senior Vice President of BMCC. Until July, 1997, he served as a director (since 1980) and President (since 1991) of BMCC.

         GEORGE R. SCHONATH has been the President and Chief Executive Officer of the Company and the Bank since they were established in 1997. In July, 1997, Mr. Schonath was appointed President of BMCC, and also currently serves as its Chief Executive Officer (since 1983). Until July, 1997, he served as a director (since 1980) and Chairman of the Board (since 1983) of BMCC.

         DONALD E. SYDOW has been the President of Oconomowoc Manufacturing Corp., a ball-bearing manufacturer located in Oconomowoc, Wisconsin, since 1982.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         During 1998, the Board of Directors of the Company held one meeting, while the Bank's Board of Directors held four meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Company or the Bank held during 1998. The Company's Board of Directors has appointed an Audit and Finance Committee and a Compensation Committee.

         The Audit and Finance Committee consists of Messrs. Bando, Mather and Sydow. The Audit and Finance Committee reviews audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. This committee also recommends to the Board the accounting firm to perform the Company's and Bank's annual audit and acts as the liaison between the auditors and the Board. The committee also is responsible for reviewing, approving and recommending to the Board financial policies and strategies of the Bank and significant expenditures proposed to be made by the Company or the Bank. During 1998 the Audit and Finance Committee did not meet.

         The Compensation Committee consists of Messrs. Bando, Mather and Sydow. The Compensation Committee meets to review the performance, salary and other compensation of the Chief Executive Officer officers of the Company and make recommendations to the Board, including with respect to stock options and other incentive awards. During 1998 the Compensation Committee met two times.

COMPENSATION OF DIRECTORS

         Directors of the Company who are not also officers receive a fee of $5,000 per year and $750 for each Board or committee meeting attended. Directors who are also officers of the Company do not receive additional compensation for their service as directors of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock at March 1, 1999, by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, by each director or nominee, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.



NAME OF INDIVIDUAL AND                  Amount and Nature of          PERCENT
NUMBER OF PERSONS IN GROUP              Beneficial Ownership(1)       OF CLASS
--------------------------              -----------------------       --------

DIRECTORS AND 5% SHAREHOLDERS

Salvatore L. Bando                            37,395(2)                    3.7%

Terry L. Mather                                   --                         *

Jon McGlocklin                                33,617(3)                    3.4%

George R. Schonath                           363,808(4)                   33.1%

Donald E. Sydow                                4,001                       0.4%

ALL DIRECTORS AND EXECUTIVE OFFICERS
AS A GROUP (8 persons)                       455,181(5)                   41.2%


-------------------------------
* Less than one percent.


(1) Information contained in this column is based upon information furnished to the Company by the persons named above and the members of the designated group, except as set forth in the footnotes below. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares. Pursuant to the rules and regulations of the Securities and Exchange Commission and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), share amounts include shares obtainable through the exercise of stock options or warrants within 60 days of the date of the information contained in this table.

(2) Includes 12,613 shares over which Mr. Bando shares voting and investment power with his spouse.

(3) Includes 10,093 shares over which Mr. McGlocklin shares voting and investment power with his spouse.

(4) Includes 100,000 shares obtainable through the exercise of warrants, over which shares Mr. Schonath has no voting and sole investment power, 1,970 shares over which Mr. Schonath shares voting and investment power with his spouse or children and 28,650 shares held by Lake Country Investments, LLC, a limited liability company, over which Mr. Schonath has shared voting and investment power with the Schonath Family Partnership, a limited Partnership controlled by Mr. Schonath. Excludes shares held for other employees by the Company's 401(K) Plan, for which Mr. Schonath is a co-trustee and may be deemed to have shared voting power.

(5) Includes 103,750 shares obtainable through the exercise of options or warrants. Excludes shares held for other employees by the Company's 401(K) Plan, for which Mr. Schonath is a co-trustee and may be deemed to have shared voting power.

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the shares of Common Stock are traded. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon the Company's review of such forms and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for the 1998 fiscal year, the Company is not aware that any of its directors and executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1998 through December 31, 1998, except that Donald E. Sydow, a director, failed to report a purchase of stock on a timely basis and George R. Schonath, President and Chief Executive Officer, filed a late Form 4 to report certain transactions that had been previously reported in a timely manner under the name of the Schonath Family Partnership, a limited partnership, instead of George R. Schonath.


                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation paid or granted by the Company or the Bank to the Company's Chief Executive Officer since the Company's inception, and to each of the other executive officers of the Company and the Bank whose aggregate salary and bonus exceeded $100,000.

====================================================================================================================================

                                                      SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------

                                                                                         Long Term Compensation
                                                       Annual Compensation                       Awards
------------------------------------------------------------------------------------------------------------------------------------
             (a)                  (b)        (c)          (d)             (e)             (f)             (g)             (h)
                                                                                       Restricted      SECURITIES       ALL OTHER
Name and                                                              Other Annual        Stock        UNDERLYING      COMPENSATION
                                 Year      Salary($)    BONUS($)   Compensation($)(2)   Award($)    OPTIONS/SARS (#)       ($)
Principal Position
====================================================================================================================================
George R. Schonath,              1998      $ 100,000    $  ---        $ 23,089        $      ---            ---           $   [ ]
President and Chief Executive    1997         31,250       ---           7,536               ---            ---             2,511
Officer(1)
------------------------------------------------------------------------------------------------------------------------------------

Scott J. Russell,                1998      $ 107,500    $5,000        $    ---        $      ---            ---           $  ---
Senior Vice President
------------------------------------------------------------------------------------------------------------------------------------

Joel C. Obermeirer,              1998      $ 107,500    $5,000        $    ---        $      ---            ---           $  ---
Senior Vice President
====================================================================================================================================

(1) Amounts paid are net of the amount reimbursed by BMCC pursuant to the Management Services and Allocation of Expenses Agreement. Under this Agreement, 62.26% of Mr. Schonath's annual salary is paid by BMCC. Salary for 1997 is for the period from the September 8, 1997 opening date of the Bank. Also includes amounts deferred under the Company's 401(k) Plan.

(2) Represents the Bank's contribution for supplemental retirement benefits.

STOCK OPTIONS

         None of the executive officers of the Company listed in the summary compensation table received any grant of stock options in the 1998 fiscal year or held any such options as of December 31, 1998.

         The following table sets forth certain information concerning the stock options at March 1, 1999 held by the named executive officers. No stock options were exercised during 1998 by such persons.


===================================================================================================================
                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                 OPTION/SAR VALUES
-------------------------------------------------------------------------------------------------------------------
                              Shares                         Number of Securities
                             Acquired                       Underlying Unexercised      Value of Unexercised In-
                                on          Value           Options/SARs at FY-End       the-Money Options/SARs
           Name              Exercise     Realized                  (#)(d)                  at FY-End ($)(e)
           (a)                (#)(b)       ($)(c)          Exercisable   Unexercisable Exercisable   Unexercisable

-------------------------------------------------------------------------------------------------------------------
 George R. Schonath            ---        $   ---            ---              ---        $  ---         $
-------------------------------------------------------------------------------------------------------------------
 Scott J. Russel               ---        $   ---          1,250            1,250        $1,469         $1,469
-------------------------------------------------------------------------------------------------------------------
 Joel C. Obermeirer            ---        $   ---            500            2,000        $  586         $2,350
===================================================================================================================

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1998, the full Board of Directors considered and approved the compensation packages of the employees of the Company and the Bank. None of these individuals was an officer or employee of the Company or the Bank during 1998, except for Messrs. McGlocklin and Schonath, and none of these individuals is a former officer or employee of the Company or any of its subsidiaries. Messrs. McGlocklin and Schonath do not participate in decisions regarding their respective compensation. Messrs. Bando, McGlocklin and Schonath were directors and officers of BMCC prior to the distribution by BMCC and its shareholders of all of its shares of the Company.


                          TRANSACTIONS WITH MANAGEMENT

         Directors and officers of the Company and the Bank, and their associates, were customers of and had transactions with the Company and the Bank during 1998. The Bank and BMCC also purchase loan participations from each other from time to time and, pursuant to a Management Services and Allocation of Expenses Agreement, the Bank performs certain loan servicing and administration services to BMCC. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository and loan participation and servicing relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. The Bank received an aggregate of $775,892 in loan servicing and administration fees from BMCC in 1998. The Company and the Bank also sublease space for their main offices from BMCC. BMCC leased its office space from Bando McGlocklin Real Estate Investment Corp. ("BMREIC") until July 14, 1998, at which time Bando McGlocklin Small Business Lending Corporation, a wholly owned subsidiary of BMCC, acquired the assets of BMREIC. The annual rent under the sublease, including real estate taxes, utilities and furnishings, is approximately $127,000, which represents a pro rata share of BMCC's occupancy expense. The Company believes the terms of the sublease with BMCC are on substantially the same terms and conditions as could be obtained from unrelated third parties.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Company has appointed Virchow, Krause & Company LLP, independent accountants, to be the Company's auditors for the fiscal year ending December 31, 1999, and recommends that the shareholders ratify the appointment. Virchow, Krause & Company LLP, is the successor by merger to Conley, McDonald LLP, which has been the Company's independent auditors since December, 1997. A representative of Virchow, Krause & Company LLP is expected to attend the Annual Meeting and be available to respond to appropriate questions and make a statement if he or she so desires. If the appointment is not ratified, the matter of the appointment of auditors will be considered by the Board of Directors.

         In connection with the audit of the Company's financial statements from September 3, 1997 through December 31, 1998, there were no unresolved issues, scope restrictions, unanswered questions or disagreements with Virchow, Krause & Company LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Virchow, Krause & Company LLP, would have caused Virchow, Krause & Company LLP to make reference to the matter in their report, and Virchow, Krause & Company LLP did not advise the Company that any of the events described in Item 304 (a)(1)(iv)(B) of Regulation S-B had occurred.

         During the Company's fiscal years ended December 31, 1998, the Company (or anyone on the Company's behalf) did not consult Virchow, Krause & Company LLP regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; and as such no written report was provided to the Company and no oral advice was provided that the accountant concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of disagreement or a reportable event.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF VIRCHOW, KRAUSE & COMPANY LLP.

                              SHAREHOLDER PROPOSALS

         Any proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Secretary of the Company at its principal executive offices at W239 N1700 Busse Road, P.O. Box 190, Pewaukee, Wisconsin 53072, on or before December 8, 1999, to be considered for inclusion in the Company's Proxy Statement and proxy relating to such meeting. In order to be presented at the 2000 Annual Meeting Shareholders, such proposals must also comply with Article II, Section 2.15, of the Company's Bylaws.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the meeting, holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          George R. Schonath
                                          President and Chief Executive Officer

Pewaukee, Wisconsin
April 6, 1999